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                              CERTIFICATE OF TRUST
                                       OF
                           NWPS CAPITAL FINANCING III


          This Certificate of Trust of NWPS Capital Financing III (the "Trust"), dated June 19, 1995, is being duly executed and filed by the undersigned, as sole trustees of the Trust, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.).

1. NAME. The name of the business trust being formed hereby is NWPS Capital Financing III.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware are:

     Wilmington Trust Company
     Rodney Square North
     1100 North Market Street
     Wilmington, Delaware 19890

3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                        By:____________________________________
                                              Merle D. Lewis, as Trustee


                                        By:____________________________________
                                              Richard R. Hylland, as Trustee


                                        Wilmington Trust Company, as Trustee


                                        By:____________________________________
                                              Name:
                                              Title: